EXHIBIT 99.1

PennantPark Investment Corporation Receives “BBB+” Rating from Egan-Jones

NEW YORK, July 29, 2019 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NASDAQ: PNNT), a leading provider of capital to middle-market companies, today announced that it has been assigned a senior unsecured credit rating of “BBB+” from Egan-Jones Rating Company (“Egan-Jones”). This is an upgrade from the “BBB” rating received in August 2017.

“Since PennantPark Investment Corporation’s initial Egan-Jones rating two years ago, we have substantially reduced risk and optimized the portfolio through an increased focus on senior secured credits and greater diversification,” said Art Penn, Chairman and Chief Executive Officer. “We are pleased that Egan-Jones has recognized our disciplined underwriting approach.”

Egan-Jones is a Nationally Recognized Statistical Rating Organization and is recognized by the National Association of Insurance Commissioners as a Credit Rating Provider. Egan-Jones is also certified by the European Securities and Markets Authority.

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC (“PennantPark”).

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark is a leading middle market credit platform, which today has more than $3 billion of assets under management.  Since its inception in 2007, PennantPark has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:         Aviv Efrat
                          PennantPark Investment Corporation
                          Reception: (212) 905-1000
                          www.pennantpark.com